Exhibit 10.2

STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (this "Agreement") is made this 26th day of October, 2006, by and between the Shareholders of Streetfighter Marketing, Inc. (collectively, the "Shareholders") and AIMS Worldwide, Inc., a Nevada corporation ("AIMS") and provides as follows.

RECITALS:

A.

Shareholders are the owners of all the common stock of Streetfighter Marketing, Inc., an Ohio corporation (the "Company").

B.

AIMS is a publicly held Company authorized to have shares of outstanding common stock.

C.

AIMS desires to acquire, and Shareholders desire to transfer, all (500) issued and outstanding shares of the aforementioned stock of the Company (the "Shares"), which comprise all the capital stock of the Company upon the terms and provisions set forth in this Agreement, in exchange for shares of AIMS (“AIMS Shares”), pursuant to a Tax Free Reorganization under Section 368(b) of the Internal Revenue Code (the “Code”).

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Shareholders and AIMS agree as follows:

1.

Exchange of Shares.

(a) Exchange Price

 Shareholders agree to transfer, and AIMS agrees to acquire, the Shares of the Company, which consist of 500 shares of common stock, without par value, in exchange for 722,222 shares of AIMS restricted stock, valued at $650,000.00 transferred in the manner provided in this Agreement.  This transaction is intended to qualify as a Tax Free Exchange under Section 368 of the Internal Revenue Code of 1986 as amended.

(b) The Transaction Performance Incentive

AIMS will prepare and submit to the shareholders an earnings and/or increase EBITDA performance based incentive program.

2.

Payment

(a)

Transfer of AIMS shares shall be made as follows:

(i)

Issuance by AIMS of 722,222 shares of AIMS restricted public stock, less 131,313 shares of AIMS restricted public stock to be held in an escrow account during the six months following the closing in order to satisfy any claims for indemnification by AIMS as provided in Section 11(a) of this Agreement.

(b)  As soon as possible after closing, and in any event no later than 12 months after the closing, AIMS shall pay off all current liabilities of the Company, including officers’ loans from Jeff and Marc Slutsky, commercial lines of credit with Chase Bank and US Bank, and, where acceptable to the lender, will assume full authority of said commercial credit, notes, or loans, eliminating the personal guarantee of shareholders.  Upon closing, the $25,000 owed by the Company to AIMS arising from a loan of that amount to the Company, as well as any accumulated interest owed on that loan, shall be cancelled, with the $25,000 plus accumulated interest deemed a contribution from AIMS to the capital of the Company.

(c)  For purposes of payments in AIMS restricted public stock under this agreement, each share of the stock shall be valued at $0.90.

(d)  For purposes of this Agreement, the term “AIMS restricted public stock” means the shares of AIMS stock transferred to Shareholders shall be “restricted” as defined by SEC Rule 144, and may not be sold or transferred for a period of one year from the date transferred to shareholders unless otherwise authorized by AIMS.  However, the Shareholders will have the right to register their shares if and when AIMS registers its shares and if agreed to by its investment bankers for any additional offering – commonly referred to as “piggyback” rights.

3.

Continuing Operation of Streetfighter

(a)  AIMS will provide continuing employment agreements between two (2) key Streetfighter employees and the Company, such agreements to contain reasonable non-compete, confidentiality and non-circumvent clauses.  The employment agreements shall specify reasonable compensation, benefits, performance based bonus and non-AIMS Transaction Performance Incentives.

(b)  Streetfighter senior managers will retain operational responsibility for Streetfighter and may, upon agreement with AIMS, appoint one representative to serve on AIMS Strategy and Planning Group Major Business Unit advisory board.

(c)  Streetfighter shall maintain full, 100% ownership of all trademarks of the Company or relating to the business of the Company.  To the extent the Shareholders hold any personal ownership interest in such trademarks, such interest is hereby transferred to the Company.

4.

Representations and Warranties of Shareholders.

Shareholders, jointly and severally, represent and warrant to AIMS as follows:

(a)

Organization and Standing of Company.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio, with full power and authority to own its properties and to carry on the businesses presently conducted by it. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business or the character and location of its properties makes qualification necessary. True, accurate, and complete copies of the Company's minute and stock books have been provided to AIMS on or before the date hereof.

(b)

Stock of Company.  Pursuant to its Articles of Incorporation, as amended, the Company is authorized to issue 750 shares of common stock, without par value.  Five hundred (500) shares of Company stock are issued and outstanding, fully paid, and non-assessable. There are no other authorized or outstanding equity securities of the Company of any class, kind, or character. There are no outstanding subscriptions, options, warrants, or other agreements or commitments obligating the Company to issue additional shares of its capital stock of any class, or any securities convertible into any shares of stock of any class.

(c)

Directors and Officers of the Company.  The names of all directors and officers of the Company are as follows:

Name

Title

Jeff Slutsky

Director and President

Marc Slutsky

Director and Vice-President

(d)

Stockholders of Company.  The following persons are the sole legal and beneficial owners of all of the issued and outstanding shares of capital stock of the Company and own the following shares:

Name

Number of Shares

Jeff Slutsky

375

Marc Slutsky

125

The Shares are, and will be transferred to AIMS on the Closing Date, free and clear of all liens, encumbrances, pledges, and claims of any type whatsoever. Shareholders have and shall have on the Closing Date the full right to transfer, assign, and deliver the Shares to AIMS. Upon the closing of the transactions contemplated herein, AIMS collectively shall own 100 percent of the authorized and issued common stock of the Company, which is all of the capital stock issued by the Company.

(e)

Subsidiaries of Company.  The Company has no subsidiaries.

(f)

Financial Condition of Company.  Shareholders shall deliver to AIMS true and complete copies of the Company's income tax returns, filed by the Company for the taxable years ending December 31, 2003, December 31, 2004 and December 31, 2005 (the "Tax Returns"), and audited financial statements for the Company's fiscal years ending December 31, 2004, and December 31, 2005, which financial statements were prepared in accordance with generally accepted  accounting principles applied in a consistent basis throughout the periods involved (the "Financial Statements"). The Tax Returns and Financial Statements fairly present the financial condition of the Company in all material respects for the respective periods indicated, and present true and complete statements of the assets and liabilities (whether accrued, absolute, contingent, or otherwise) of the Company in all material respects as at the beginning and end of such respective periods. Subsequent to September 1, 2006 neither the Shareholders nor the Company has engaged in any transaction(s) outside the ordinary course of business, including, without limitation, the declaration and payment of any dividends, or the payment of any bonuses to shareholder employees over and above base annual salaries or in excess of bonus amounts payable under any written bonus arrangement entered into or for the benefit of any employee prior to September 1, 2006.

(g)

Absence of Undisclosed Liabilities of Company.  Except as and to the extent reflected or reserved against in the Financial Statements, the Company has no other liabilities or obligations of any material nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due. Neither Seller knows or has any reasonable ground to know of any basis for an assertion against the Company as of the date of this Agreement, of any material liability of any nature.

(h)

Absence of Certain Changes to Company.  Since the date of the most recent Financial Statements, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, or business of the Company as reflected in the Financial Statements of the Company dated as of June 30, 2006.

(i)

Assets of Company.  The Company has good, Marketable, and indefeasible title to all its assets. The Company's tangible personal property is in good working order and condition; ordinary wear and tear excepted, and is suitable for use in the business of the Company.

(j)

Obligations of Company.  The Company has in all respects performed all obligations required to be performed by it and is not in default or violation of any agreements, leases, or other documents or orders, writs, or decrees of any court, agency, or other instrumentality, to which it is a party or by which it is bound.

(k)

Litigation.  There is no litigation, proceeding, or investigation pending, or to the knowledge of the Shareholders threatened against the Company or against the Shareholders, which: (i) might result in any adverse change in the Company's business, financial condition, or assets; (ii) challenges the Shareholders' ownership of the Shares; or (iii) challenges the validity of any action taken or to be taken by the Shareholders pursuant to or in connection with any provisions of this Agreement. The Shareholders do not know or have any reasonable ground to know of any basis for any such litigation, proceeding, or investigation. There is no litigation of any type filed against the Company.  The Company shall pay Jeff Slutsky 37.5% and Marc Slutsky 12.5% of any recovery on a judgment against Central Ohio Dental Associates.

(l)

Governmental Regulation of Company.  The Company has all consents, approvals, licenses, permits, zoning approvals, conditional use permits, utility service agreements, environmental permits, and final certificates of occupancy (the "Permits") of any level of government or any board, agency, department, or official that are necessary for the lawful conduct of its business. The Company complies in all material respects with all applicable federal, state, city, or county laws, ordinances, or regulations applicable to its business, including without limitation all zoning laws, building codes, use regulations, plans of development, and environmental laws, and no expenditures, capital or otherwise, are needed to be in such compliance. There are no judgments or injunctions specifically applicable to the Company, pending or threatened, that relate to, limit, or affect the Company's business. All Permits that the Company is required to obtain and keep in force for the continued lawful operation of its business will not be suspended, revoked, or otherwise adversely affected by the transactions contemplated by this Agreement. The Shareholders have not received any notice nor do the Shareholders have any knowledge that any of the Permits issued to the Company have been canceled, withdrawn, or modified or that any such action is contemplated or threatened by any person, entity, governmental body or board, agency, department, or official thereof.

(m)

Company Contracts.  Schedule A attached hereto sets forth a true and accurate list of all contracts to which the Company is a party, whether oral or written (the "Contracts"). All of the Contracts are in full force and effect.

(n)

Company Taxes.  The Company has filed accurately and in correct form all tax returns required by law, and all franchise, Social Security, withholding, real and personal property tax, sales and use tax, and all other returns that are required to be filed. The Company has paid all taxes required to be paid by it. No audit of any taxing authority (including without limitation, the Internal Revenue Service) is currently being conducted, nor is any such audit pending or threatened with respect to the Company.

(o)

Corporate Loans.  The Company does not have any loans or other obligations payable to any of its officers, directors, employees, or stockholders except as set forth in the Financial Statements. None of the Company's officers, directors, employees, or stockholders has any loans or any other obligations payable to the Company, except as set forth in the Financial Statements.

(p)

Retirement Plans.  The only employee benefit plans or arrangements under which or to which the Company has contributed to or for the benefit of its employees since the Company's incorporation are (i) Fidelity Simple IRA and (ii) Fidelity SEP IRA (the "Plans"). To the extent applicable, the Plans have been, and up to the Closing Date shall continue to be, maintained in compliance with the Employee Retirement Income Security Act of 1974 (ERISA), as amended, the Internal Revenue Code (I.R.C.), all federal and state laws, and all regulations and rulings issued by government agencies responsible for the administration or enforcement of one or more such laws. There is no matter, including without limitation any matter involving the administration and operation of the Plans, which would cause any of the Plans not to be in compliance with the applicable provisions of any such laws, regulations, or rulings or impose any liability upon the Company with respect to the Plans. None of the Plans shall be amended or terminated before the Closing Date. Neither the Company nor any of the Plans nor any trustee or administrator of any of the Plans has engaged in a transaction in connection with which the Company could be subject to either a civil penalty or a tax imposed by applicable law. No "accumulated funding deficiency" or "reportable event," as those terms are defined under ERISA, has occurred with respect to any of the Plans. The Plans have at all times qualified as tax-exempt plans under I.R.C. § 401, and as tax-exempt trusts under I.R.C. § 501(a). All such Plans shall continue to so qualify up to the Closing Date.

 (q)

Certain Exclusions.  This agreement provides exclusions of certain intellectual properties created, owned and held separately by Jeffrey Slutsky, more specifically defined in Schedule B.  Excluding the $50,000 royalty advance previously paid to Jeff Slutsky, any royalties generated from publication of the book The Streetfighter Marketing Solution by Simon and Schuster, authored by Jeff Slutsky, shall be split evenly between Jeff Slutsky and AIMS.  These royalties shall include, but are not limited to, foreign rights, translation rights, audio rights, and excerpts sold or licensed by Simon and Schuster or its subsidiaries.

(r)

Validity.  This Agreement, when executed by each of the Shareholders and AIMS, shall constitute a legal, valid, and binding obligation of each of the Shareholders and shall be enforceable by AIMS in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of law or equity.

(s)

Disclosure.  No representation or warranty by either Seller contained in this Agreement and no written statement furnished or to be furnished to AIMS pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide AIMS with proper and accurate information as to the Shares or the Company's financial condition or assets.

(t)

Shareholders' Compliance.  The execution and delivery to AIMS of this Agreement and the transactions contemplated hereby will not violate or cause a default or result in the acceleration of any obligations under any license, permit, authorization, grant, contract, note, deed of trust, agreement, lease, covenant, or other document or writ, decree, order, or regulation to which Shareholders, or either of them, or the Company, is a party or bound.

(u)

Qualification.  All the foregoing representations and warranties are made by the Shareholders to their best knowledge.

5.

Representations and Warranties of AIMS.  AIMS represents and warrants to Shareholders that:

(a)

Organization and Standing.  AIMS is a corporation duly organized and existing and in good standing under the laws of the State of Nevada.

(b)

AIMS' Authority.  AIMS has full power, in accordance with law, to execute and perform this Agreement, and such execution and performance does not conflict with any charter or bylaw provision of AIMS or with any contract to which AIMS is a party or to which it is subject.

(c)

Investment.  AIMS is acquiring the shares described herein for investment and not with a view to resale or distribution. AIMS covenants not to take any action in connection with the purchase of the shares described herein that would cause the Shareholders to be in violation of federal or state securities laws.

6.

Affirmative Covenants of Shareholders.

(a)  General. During the period from the date of this Agreement to the Closing Date, each of the Shareholders shall cause the Company to:

(i)  Afford AIMS or its representatives free access during normal business hours to inspect the assets of the Company and perform such investigations and tests as AIMS deems necessary and to review the Company's records, files, books of account, and tax returns. In the event that the purchase and sale provided for herein should not be consummated, all information thus obtained shall be treated as confidential and all written material and copies thereof given to, or made by, AIMS or its representatives shall be returned to the Company;

(ii)  Conduct the Company's business in the same manner that it has heretofore been conducted, including without limitation paying all of its debts and performing all of its obligations in the normal course of business and maintaining the Company's books and the Company's relationship with its employees, customers, and other persons or entities.

(b)  Taxes.

The following provisions shall govern the allocation of responsibility as between AIMS, on the one hand, and the Shareholders, on the other, for certain tax matters following the Closing Date:

(i)  The Shareholders shall prepare or cause to be prepared and file or cause to be filed, within the time and in the manner provided by law, all Tax Returns of the Company for all periods ending on or before the Closing Date that are due after the Closing Date.  The Shareholders shall pay to the Company on or before the due date of such Tax Returns the amount of all Taxes shown as due on such Tax Returns to the extent that such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date.  Such Tax Returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by AIMS.  To the extent reasonably requested by the Shareholders or required by law, AIMS and the Company shall participate in the filing of any Tax Returns filed pursuant to this paragraph.  The Shareholders agree that their obligation to file Tax Returns pursuant to this Section 4(b) shall include the obligation to file "short year" local, state and federal income Tax Returns for the period beginning January 1, 2006, and ending on the Closing Date as a result of the fact that following Closing the Company (i) will become a member of AIMS' consolidated reporting group for Tax purposes and (ii) will no longer file income Tax Returns as a separate and distinct entity.

(ii)  Except as set forth in Section 5(b)(i) above with respect to income Tax Returns for the Company for 2005, the Company shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for Tax periods which begin before the Closing Date and end after the Closing Date.

(c)

AIMS and the Company on one hand and the Shareholders on the other hand shall (i) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax  Returns pursuant to Section 5(b) and any audit, litigation or other proceeding with respect to Taxes; (ii) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company for all periods ending prior to or including the Closing Date; and (iii) preserve information, records or documents relating to Tax matters pertinent to the Company that are in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

(d)

The Shareholders shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the transactions contemplated by this Agreement, and the Shareholders shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees.  If required by applicable law, AIMS and the Company will join in the execution of any such Tax Returns and other documentation.

(e)

Audit of Financial Statements.  The Shareholders are to engage a mutually agreed upon Certified Public Accountant to provide an independent audit of financial statements for fiscal years ending 2004 and 2005.

7.

Negative Covenants of Shareholders.  During the period from the date of this Agreement to the Closing Date, each of the Shareholders shall not permit or suffer the Company to do any of the following, unless AIMS shall have given its consent in writing thereto:

(a)

Issue, authorize the issuance of, or sell or grant any option or right to purchase any of its stock, bonds, or other corporate securities;

(b)

Enter into any transaction, agreement, investment, guaranty, or other venture or extend, renew, or terminate any existing agreement, beyond the usual and ordinary course of business of the Company;

(c)

Incur any obligation or liability, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of business of the Company;

(d)

Make or declare any dividends or distributions to any stockholders of the Company;

(e)

Enter into any written or oral employment contract with any employee of the Company; or

(f)

Change, amend, or modify the Company's Articles of Incorporation or Bylaws.

8.

Conditions to Obligations of AIMS.  The obligations of AIMS to complete the transactions provided for herein shall be subject, at its election, to the following conditions:

(a)

Shareholders shall have performed all agreements required to be performed hereunder by any of them on or before the Closing Date.

(b)

Shareholders shall have delivered all corporate records, books, and bylaws of the Company to AIMS.

(c)

All representations and warranties of each Shareholder contained in this Agreement shall be true and correct, on and as of the Closing Date in all material respects as though made on and as of the Closing Date.

(d)

From the date of this Agreement to the Closing Date, there shall not have been any material adverse change in the Company's financial condition, assets, liabilities, or business other than changes in the usual and ordinary course of business or any damage, destruction, liability or loss, whether or not covered by insurance, from any cause whatsoever including but not limited to fire, condemnation proceeding, accident, or act of God adversely affecting the Company's assets or business, or any part thereof.

(e)

On the Closing Date, no suit, action, or other proceeding shall be pending or threatened before any court or other governmental agency against Shareholders, or either of them, or the Company in which damages or other relief in connection with the Company's business or in connection with this Agreement or the consummation of the transactions contemplated herein are sought.

(f)

On the Closing Date, Shareholders shall deliver or cause to be delivered to AIMS the following: (i) one or more stock certificates representing the Shares, which shall be duly endorsed in blank or accompanied by a stock power duly executed in blank in proper form to transfer; (ii) a written certificate from the Shareholders addressed to AIMS, in form and substance satisfactory to AIMS in its sole discretion, certifying that the representations set forth in Section 2 above are true and correct and that the Shareholders have complied in all respects with the provisions of Sections 4 and 5 hereof; and (iii)  such other documents as may reasonably be requested by AIMS to carry out the provisions of this Agreement.

.

9.

Conditions to Obligations of Shareholders.  The obligations of Shareholders to complete the transactions provided for herein shall be subject to the condition that (a) AIMS shall have paid all Company liabilities as provided herein, (b) AIMS shall have issued $650,000 in AIMS restricted public stock in the names of shareholders as provided herein, (c) the Shareholders shall be satisfied in their sole and absolute discretion that the transaction specified in this Agreement shall constitute a tax-free reorganization pursuant to the Internal Revenue Code and regulations promulgated thereunder, (d) AIMS shall have entered into employment agreements with the Shareholders in form and substance satisfactory to the Shareholders, and (e) AIMS shall have delivered such other documents as may reasonably be requested by Shareholders to carry out the provisions of this Agreement.

10.

Covenant Not To Compete.  Each Shareholder covenants and agrees as follows:

(a)

Restricted Period.  For purposes of this Agreement, the term “Restricted Period” shall mean for each of the Shareholders the period during which such Shareholder is employed by AIMS, plus one year after such employment ends for any reason.

(b)

Non-Compete.  During the Restricted Period, the Shareholders shall not, together or individually, without the prior written consent of AIMS, directly or indirectly engage in, or be interested in, any corporation, firm, or other enterprise that is engaged in the professional services of market research, Marketing strategy, Marketing planning, Marketing price engineering, Marketing based business growth and development, Marketing seminars, conferences, workshops, publishing, public speaking, and related consulting services in any geographic area worldwide, outside of their employment duties for AIMS.  It is understood that the business and activities of AIMS, whether currently existing, anticipated or otherwise intended to be acquired through acquisition or merger of or with other companies, is or is intended to be international in scope and that AIMS intends to engage in its business and business activities worldwide.  The Shareholders shall be deemed to be directly or indirectly interested in a corporation, firm, or other enterprise if they are involved in such enterprise as an owner, principal, agent, employee, partner, consultant, investor, stockholder, trustee, creditor, director, or officer.  The covenants contained herein shall not preclude the Shareholders from owning any stock or other ownership interest of a publicly-traded company provided they do not separately or in the aggregate directly or indirectly through a related party or affiliate acquire an ownership interest in excess of one (1) percent of such company.

(c)

Non-Circumvention.  During the Restricted Period, the Shareholders shall not, directly or indirectly,

(i) call upon or contact any employee or other agent of the Company or of AIMS for the purpose of employing, contracting with, or seeking to employ or contract with such employee or other agent, or inducing such employee or other agent to discontinue employment or service with the Company or AIMS;

(ii) call upon or contact any client of the Company or of AIMS, or any client of the Company or of AIMS within the prior year, or any new client prospect on a list maintained by the Company and AIMS, for the purpose of contracting with or providing service to the client outside the business of the Company or of AIMS;

(iii) enter into any contract or provide any service to any client of the Company or of AIMS, or any client of the Company or of AIMS within the prior year, or any new client prospect on a list maintained by the Company and AIMS, outside the business of the Company or of AIMS.

(d)

Post Employment Activities.   Notwithstanding the foregoing, upon the ending of employment of either Shareholder with AIMS, the Shareholder shall immediately be free to engage in the professional services of Marketing seminars, conferences, workshops, publishing, public speaking, and related consulting services, in any geographic area.

(e)

Reasonableness of Restrictions.  The Shareholders agree that all restrictions contained in this Section 10 are reasonable under the circumstances and that this restrictive covenant will not materially prevent either of them from earning a livelihood.

(f)

Remedies.  A remedy at law for any breach or threatened breach of this Section will be inadequate by its nature. If any Shareholder violates or threatens to violate any of the provisions of this Section 10, Purchaser shall be entitled to injunctive relief against such Shareholder to enforce the provisions of this Section as well as any other remedies available at law or in equity and in addition to such other remedies the Shareholder shall pay liquidated damages of $5 to Purchaser for each such violation.

(d)

Judicial Modification.  The geographical area, activity, and time period restrictions imposed upon each Shareholder in this Section 10 are fair and reasonably required for the protection of AIMS. However, if a court of competent jurisdiction shall refuse to enforce all of the separate covenants of this Section 10, then such unenforceable covenants shall be separated from the provisions hereof to the extent necessary to permit the remaining covenants to be enforced. In the event a court of competent jurisdiction determines that the geographical area, activity, or time period restrictions exceed whatever standards that the court deems enforceable, then such restrictions shall be, and hereby are, reformed to the maximum scope that the court does deem enforceable.  The parties agree to be bound by such judicial modification with the same force and effect as if such modification were contained in this Section in the first instance.

11.

Indemnification.

(a)

For a period of 6 months following the closing of the transaction specified in this Agreement, but not thereafter, Shareholders, jointly and severally, agree to and do hereby indemnify and hold harmless AIMS, with respect to any claims, losses, obligations, liabilities, costs and expenses, including reasonable attorney fees, incurred or accrued by reason of (i) any material misrepresentations or failures to disclose Shareholders, or any of them, (ii) any patent, copyright or trademark infringement by the Shareholders or the Company, whether actual or asserted, with respect to any of the intellectual property owned by the Company as of the Closing Date or (iii) provided there is a closing hereunder, any breach of any warranty, covenant, term, or condition by Shareholders, or any of them, contained in this Agreement or any instrument executed pursuant to this Agreement.  Provided, however, notwithstanding anything to the contrary contained herein: Shareholders obligations to indemnify hereunder shall be payable only through the return of AIMS restricted stock at the issue price (but not payable in cash); and in no event shall Shareholders obligations to indemnify hereunder exceed the return of all AIMS restricted public stock issued hereunder (but thereafter, Shareholders shall have no liability or obligation to indemnify AIMS).

(b)

AIMS agrees to and does hereby indemnify and hold harmless Shareholders, with respect to any claims, losses, obligations, liabilities, costs and expenses, including reasonable attorney fees, incurred or accrued by reason of (i) any material misrepresentations or failures to disclose by AIMS, or (ii) provided there is a closing hereunder, any breach of any warranty, covenant, term or condition by AIMS contained in this Agreement or any instrument executed pursuant to this Agreement.

12.

Survival of Representations and Warranties.  All of the respective representations, warranties, covenants, agreements, and indemnifications of Shareholders and each of them contained herein shall survive the Closing Date for a period of six (6) months.

13.

Closing.  The closing shall take place at the offices of AIMS Worldwide, Inc. on or before November 30, 2006 as the parties mutually agree. The date, time, place, and actions fixed in accordance with the provisions of this Section are herein called the "Closing Date."

14.

Termination.  This Agreement may be terminated or canceled, with the attendant release of all liabilities or obligations hereunder between the parties:

(a)

By mutual agreement of the parties at any time before the Closing Date; or

(b)

By AIMS upon written notice to Shareholders, if (i) any of the representations and warranties of Shareholders or either of them contained herein shall prove to be inaccurate in any material respect; (ii) any obligation to be performed by Shareholders or either of them hereunder has not been performed during the period or at or before the time specified herein for such performance; or (iii) any condition to the obligation of AIMS to complete the transaction provided for herein shall not have been satisfied or complied with by the Closing Date; or

(c)

By Shareholders upon written notice to AIMS, if (i) any of the representations and warranties of AIMS contained herein shall prove to be inaccurate in any material respect; (ii) any obligation to be performed by AIMS hereunder has not been performed during the period or at or before the time specified herein for such performance; or (iii) any condition to the obligation of Shareholders to complete the transaction provided for herein shall not have been satisfied or complied with by the Closing Date; or

(d)

By any party upon written notice to the other if the closing has not occurred by December 31, 2006.

15.

Expenses.  Shareholders shall pay their own expenses and costs including two year audit fees and, without limitation, their respective separate counsel fees in connection with this Agreement and the transactions contemplated hereby.  AIMS shall pay its expenses and costs including, without limitation, its separate counsel fees in connection with this Agreement and the transactions contemplated hereby.

16.

Assignment.  This Agreement may not be assigned by any party without the written consent of the remaining parties, such consent not to be unreasonably withheld.

17.

Additional Documents.  Each of the parties hereto, at any time and from time to time after the Closing Date, upon request of another party hereto, will do, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required to carry out the purposes and intent of this Agreement, including but not limited to as necessary to convey, transfer to, and vest in AIMS and protect AIMS right, title, interest in, and enjoyment of, the Shares and the Company's assets and business.

18.

Effect of Agreement.  This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements, and understandings relating to the subject matter hereof. No representation, promise, inducement, or statement of intention has been made by any of the parties that is not embodied in this Agreement, and none of the parties shall be bound by, or be liable for, any alleged representation, promise, inducement, or statement of intention not embodied herein. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and assigns. The section headings in this Agreement are for convenience of reference only and do not in any way modify, interpret, or construe the intentions of the parties. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice-versa, and words in a specific gender shall include all other genders.

19.

Governing Law.  This Agreement was made under the laws of the State of Nevada, and for all purposes shall be construed and enforced in accordance with the substantive laws of Nevada.

20.

Notices.  Any notice, report, demand, waiver, or consent required or permitted hereunder shall be in writing and shall be given by prepaid certified mail, return receipt requested, addressed as follows:

(a)

If to Shareholders:

Marc Slutsky

3972 Farber Court

New Albany, Ohio 43054

Jeff Slutsky

1175 Kames Way Drive

New Albany, Ohio 43054

with a copy to:

Brian Basil

Murphy Murphy Moul + Basil LLP

1533 Lake Shore Drive

Columbus, Ohio 43204

(b)

If to AIMS:

Gerald Garcia, President

AIMS Worldwide, Inc.

10400 Eaton Place, #203

Fairfax, Virginia 22030

With a copy to:

Peter Ferrara

1232 Pine Hill Rd.

McLean, VA 22101

The date of any such notice and of mailing thereof shall be deemed to be the day of delivery. The address of any party may be changed for the purposes of notice by giving notice as provided above.

21.

Amendments.  This Agreement cannot be changed or terminated orally, and no waiver of compliance with any provisions or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the parties sought to be charged with such waiver or consent.  However, the parties hereto agree that if any language in this Agreement shall jeopardize the intended tax free qualification of this transaction under Section 368 of the Code, that they will modify such language to so qualify.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AIMS:

SHAREHOLDERS:

AIMS Worldwide, Inc.,

a Nevada corporation

By: /s/ Gerald Garcia

By:

/s/ Jeff Slutsky

Gerald Garcia, President

Jeff Slutsky

/s/ Marc Slutsky

Marc Slutsky

SCHEDULE A

CONTRACTS